Shenzhen Hi-tech Industrial Park Branch, Industrial Bank Co. Ltd
Loan Certificate
Date: March 25, 2008
Applicant	Shenzhen BAK Battery Co., Ltd	ID card of the Applicant
Currency	RMB	Amount	50,000,000.00
Loan Term	From March 25, 2008 to March 25, 2009
Usage	Working Capital
Monthly rate	6.225‰	Loan type	Guaranty
Reference Contract	Xing yin Shen gaoxinqu(shouxin) duanjiezi 2008 001
Stamp of Applicant		Stamp of Industrial Bank

The above loan has been approved to transfer to your account.
Lending Bank: (Stamp)